Exhibit 24
Power of Attorney
KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Russell Elmer, Thomas Casey, Brandon Pace, and Scott Booth, and each of them, his true and lawful attorney in fact of:
(1) execute for and on behalf of the undersigned, in the undersigned?s capacity as a representative of LendingClub Corporation
(Company), any and all Form 3, 4 or 5 reports required to be filed by the undersigned in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (Exchange Act), and the rules thereunder with respect to transactions in securities of the Company;
(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 report and timely file such report with the U.S. Securities and Exchange Commission and any stock exchange or similar authority, and
(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney in fact, maybe of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney in fact on behalf of the undersigned, pursuant to this Power of Attorney, shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in her/his discretion.
The undersigned hereby grants to each such attorney in fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney in fact, or her/his substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.
The undersigned acknowledges that no such attorney in fact, in serving in such capacity at the request of the undersigned, is hereby assuming, nor is the Company hereby assuming, any of the undersigneds responsibilities to comply with Section 16 of the Exchange Act.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Form 3, 4 or 5 reports with respect to the undersigned?s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys in fact.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the 25th day of May, 2017.


							/s/ Steven Allocca
							  Steven Allocca